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                                 EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 15, 2000, accompanying the consolidated financial statements of ProsoftTraining.com and subsidiaries included in the Annual Report on Form 10-K for the year ended July 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                        /s/ Grant Thornton LLP
                                        --------------------------------
                                        Grant Thornton LLP


Dallas, Texas
January 10, 2001